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                                                                   EXHIBIT 10.10

                              AMENDED AND RESTATED

                                 MILL AGREEMENT

                                     Between

                          HERSHEY PASTA & GROCERY GROUP

                                       and

                             MILLER MILLING COMPANY

                                  March 1, 1998

                              (Fresno, California)
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                                TABLE OF CONTENTS

1.    DEFINITIONS..............................................................1
      1.1    Blended Products..................................................1
      1.2    Contract Goods....................................................2
      1.3    Contract Year.....................................................2
      1.4    Delivery Period...................................................2
      1.5    Durum Products....................................................2
      1.6    HPG Plants........................................................2
      1.7    Mill Capacity.....................................................2
      1.8    Minimum Quantity..................................................2
      1.9    Non-Durum Products................................................2
      1.10   Third Party Contract..............................................2
      1.11   Actual Freight Cost...............................................2

2.    PURCHASE AND SALE OF DURUM PRODUCTS......................................3
      2.1    Minimum Quantity..................................................3
      2.2    Quantity and Quality Requirements of Individual Purchases.........3
      2.3    Price and Payment.................................................3
      2.4    Enrichment........................................................4
      2.5    Notice of Requirements............................................4
      2.6    Shipment..........................................................5

3.    TERM.....................................................................5

4.    TERMINATION..............................................................5
      4.1    Breach of Obligations.............................................5
      4.2    Bankruptcy........................................................6

5.    LIQUIDATED DAMAGES IN THE EVENT OF FORCE MAJEURE.........................6
      5.1    Liquidated Damages................................................6
      5.2    Force Majeure.....................................................6

6.    INSPECTION RIGHTS OF HPG.................................................7

7.    TRANSPORTATION...........................................................7

8.    STORAGE..................................................................7

8A.   WHEAT STORAGE............................................................7

9.    GOVERNING LAW............................................................8
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10.   RIGHT OF FIRST REFUSAL...................................................8

11.   NOTICE...................................................................9

12.   TERMS OF SALE............................................................9

13.   BREACH OF AGREEMENT.....................................................10

14.   CONFIDENTIALITY.........................................................10

15.   ARBITRATION.............................................................10

16.   BINDING EFFECT..........................................................10

17.   SEVERABILITY............................................................10

18.   COUNTERPARTS............................................................11

19.   INTEGRATION.............................................................11
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      THIS AMENDED AND RESTATED MILL AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of March, 1998, by and between MILLER MILLING COMPANY, a Minnesota corporation ("Miller") and HERSHEY PASTA & GROCERY GROUP, a division of Hershey Foods Corporation, a Delaware corporation ("HPG").

                                    RECITALS

      WHEREAS, Miller has constructed and is operating a flour mill located in Fresno, California (the "Mill"), for processing wheat and producing semolina and various wheat flours;

      WHEREAS, Miller desired to secure a commitment for a large volume of business on a continuing basis;

      WHEREAS, HPG is engaged in the manufacture of a variety of pasta and other products at a plant located in Fresno, California (the "Plant");

      WHEREAS, HPG purchases substantial quantities of durum wheat flours for use in conjunction with the operation of the Plant;

      WHEREAS, HPG agreed to purchase a portion of its requirements for durum wheat flours for the Plant and Miller agreed to supply such requirements pursuant to an Agreement between HPG and Miller dated September 17, 1990, which Agreement was amended pursuant to an Amendment to Agreement dated September 2, 1992, a letter amendment as of dated August 18, 1994 and a letter amendment dated as of April 9, 1997 (as amended, the "Mill Agreement");

      WHEREAS, HPG and Miller now desire to amend and restate the Mill Agreement in its entirety for convenience purposes on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

      1. DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

            1.1 Blended Products. The term "Blended Products" shall mean any flour comprised of no less than [Confidential Treatment Requested by New World Pasta Company].


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            1.2 Contract Goods. The term "Contract Goods" shall mean
collectively Durum Products, Non-Durum Products, and Blended Products.

            1.3 Contract Year. The term "Contract Year" shall mean a period of twelve (12) consecutive months commencing each year on the date, or anniversary of the date, on which the term of this Agreement shall commence pursuant to
Section 3 of this Agreement.

            1.4 Delivery Period. The term "Delivery Period" shall mean any period during which Contract Goods purchased by HPG pursuant to a contract with a third party are to be delivered.

            1.5 Durum Products. The term "Durum Products" shall mean no less than [Confidential Treatment Requested by New World Pasta Company].

            1.6 HPG Plants. The terms "HPG Plant" or the term "the Plant" shall mean HPG's plant located in Fresno, California.

            1.7 Mill Capacity. The term "Mill Capacity" shall mean the quantity of Contract Goods which the Mill shall be capable of producing, [Confidential Treatment Requested by New World Pasta Company].

            1.8 Minimum Quantity. The term "Minimum Quantity" shall have the meaning set forth in Section 2.1 below.

            1.9 Non-Durum Products. The term "Non-Durum Products" shall mean any flour products made in whole from wheat other than durum wheat.

            1.10 Third Party Contract. The term "Third Party Contract" shall mean any contract with a third party for any Contract Goods.


            1.11 Actual Freight Cost. The term "Actual Freight Cost" shall have the meaning set forth in Section 2.3.


2. PURCHASE AND SALE OF DURUM PRODUCTS.

      2.1 Minimum Quantity. During each Contract Year and subject to the further terms of this contract, HPG agrees to purchase from Miller and Miller agrees to sell to HPG and supply from the Mill:


      An amount equal to, or greater than [Confidential Treatment Requested by New World Pasta Company], in the aggregate, [Confidential Treatment Requested by New World Pasta Company] shall require [Confidential Treatment Requested by New World Pasta Company] in conjunction with the [Confidential Treatment Requested by New World Pasta Company].



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      2.2 Quantity and Quality Requirements of Individual Purchases. HPG agrees that during the course of the Contract Year it shall purchase such quantities of Contract Goods, in the aggregate, from Miller such that by the end of a Contract Year, HPG shall have purchased at least [Confidential Treatment Requested by New World Pasta Company] of its aggregate purchases of goods for use in the Plant, which are the equivalent of Contract Goods, from Miller.

      HPG may order, at its discretion, any amount of the specific type of Contract Goods, subject only to the aforestated aggregate purchase requirement. Miller shall sell and deliver, in accordance with the instructions of HPG and the terms of this Agreement, the specific Contract Goods which are ordered by HPG. Such Contract Goods shall be of a quality in accordance with the specifications as set forth in Schedule A. The specifications set forth on Schedule A may be changed if mutually agreed upon by the parties.

      In no event, however, shall Miller be required to sell to HPG Contract Goods in excess of the Mill Capacity pursuant to the terms of this Agreement.

      2.3 Price and Payment. It is intended by both parties that HPG shall buy the Contract Goods from Miller, and Miller shall sell and deliver the Contract Goods to HPG, F.O.B. [Confidential Treatment Requested by New World Pasta Company] at a price equal to the Actual Contract Price. The Actual Contract Price shall be calculated as follows:



                  [Confidential Treatment Requested by New World Pasta Company]
            shall be determined by multiplying the [Confidential Treatment Requested by New World Pasta Company], as agreed upon by the parties, times [Confidential Treatment Requested by New World Pasta Company] plus [Confidential Treat Requested by New World Pasta Company].

                  Actual [Confidential Treatment Requested by New World Pasta
            Company] shall be determined by multiplying [Confidential Treatment Requested by New World Pasta Company], as agreed upon by the parties, times [Confidential Treatment Requested by New World Pasta Company] plus [Confidential Treatment Requested by New World Pasta Company].

                  Notwithstanding anything herein to the contrary, it is agreed that [Confidential Treatment Requested by New World Pasta Company]; and whichever [Confidential Treatment Requested by New World Pasta Company], shall be known as the [Confidential Treatment Requested by New World Pasta Company]


                  Effective September 1, 1998, Miller will offer HPG the
            following volume incentive discount off the agreed upon purchase prices specified above for Contract Goods purchased from the Mill:

                  Purchases Quantity                  Discount
                  ------------------                  --------
          [Confidential Treatment Requested by New World Pasta Company]

      2.4 Enrichment. In the event HPG is purchasing any Third Party Contract goods similar to Contract Goods and such similar goods are enriched as per HPG's specifications, then Miller shall also enrich the Contract Goods purchased by HPG, per HPG's specifications, for the same price, terms and conditions as stated in such Third Party Contract; provided, however, that in the event said Third Party Contract does not provide for enrichment, then Miller will, at HPG's


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request, enrich said Contract Goods and the cost, to be negotiated by both parties, shall be paid by HPG to Miller as an additional cost and expense of HPG.

      2.5 Notice of Requirements. On or before the [Confidential Treatment Requested by New World Pasta Company] day of each month, HPG shall use reasonable efforts to give a delivery schedule to Miller, in writing or by telephone, forecasting the type and quantity of Contract Goods which HPG shall require at the Plant during the following month. The quantity of Contract Goods which HPG may order to be delivered to HPG during any given week shall not, without the prior written consent of Miller, exceed an amount equal to the production capacity of the Mill for such week. The parties recognize that sales of pasta products in which the Contract Goods will be utilized are seasonal in nature. Therefore, HPG cannot plan or predict with certainty its need for Contract Goods. HPG agrees it shall use reasonable, good faith efforts to provide Miller with a forecast of HPG's intended purchases of Contract Goods within [Confidential Treatment Requested by New World Pasta Company] of expected delivery. [Confidential Treatment Requested by New World Pasta Company].

      2.6 Shipment. Delivery of Contract Goods to HPG shall be made at such times as shall be ordered by HPG, provided, however, that Miller, shall not be required to ship Contract Goods on Saturdays, Sundays, or any other day the Mill is closed by reason of a legal or union- bargained holiday unless special prearrangements have been made.

      Miller shall deliver Contract Goods F.O.B. [Confidential Treatment Requested by New World Pasta Company] in accordance with orders placed by HPG. Delay in delivery resulting from the unavailability of the agreed upon mode of transportation from the Mill to HPG's plant shall not constitute breach of this Agreement and shall not give rise to a claim by HPG for damages, unless otherwise set forth in the delivery terms or transportation arrangements, if (a) such delay does not exceed [Confidential Treatment Requested by New World Pasta Company], (b) such unavailability is not the fault of Miller (which may include a one (1) week period each year at which time the Mill's operations shall cease for fumigation, maintenance, and repairs, for which Miller shall provide [Confidential Treatment Requested by New World Pasta Company] advance notice to
HPG), and (c) Miller has used reasonable efforts to provide a reasonable substitute mode of transportation.


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3. TERM. The term of this Agreement shall be a period commencing with the first day of the month following that in which such production of Contract Goods commenced and shall expire on [Confidential Treatment Requested by New World Pasta Company].

4. TERMINATION.

      4.1 Breach of Obligations. Failure of Miller to comply with any of the obligations or conditions herein contained, including, but not limited to late delivery or failure to meet product specifications, shall be a default and shall entitle HPG to give Miller written notice to cure such default. If any such default is not cured within [Confidential Treatment Requested by New World Pasta Company] after receipt of such written notice, HPG shall be entitled to terminate this Agreement by giving written notice to take effect immediately.

      4.2 Bankruptcy. If either party shall file a voluntary petition in bankruptcy, be declared a bankrupt, make an assignment for the benefit of creditors or suffer the appointment of a receiver or a trustee of its assets, that party shall be in breach of this Agreement and the other party shall have the right to terminate this Agreement by giving written notice to take effect immediately.

5. LIQUIDATED DAMAGES IN THE EVENT OF FORCE MAJEURE.

      5.1 Liquidated Damages. In the event that Miller shall become unable to supply HPG with its requirements in accordance with Section 2 of this Agreement, or to perform any particular contract between Miller and HPG, for the sale of any particular quantity or type of Contract Goods for any reason beyond the control of Miller, unless covered by Section 5.2, Miller shall either purchase sufficient quantities and quality of comparable Contract Goods on the open market to fulfill the orders of HPG or notify HPG that Miller is unable to make the necessary purchases to enable HPG to effect its own cover for such orders from other suppliers and Miller shall pay, as liquidated damages and not as a penalty, to HPG the difference between the cost of cover for any Contract Goods which Miller failed to so deliver and the Actual Contract Price thereof. Such payment shall be made within 30 days after HPG shall have paid for such cover and apprised Miller of the cost of such cover. Miller and HPG acknowledge that the terms of this Section 5.1 which provide for liquidated damages are not intended to apply to those force majeure circumstances described in Section 5.2 below.


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            5.1.1. For purposes of Section 5.1, the Actual Contract Price of a particular quantity of any Contract Goods ordered by HPG which Miller failed to deliver shall equal the price fixed for such Contract Goods in accordance with Section 2.3 at the time such order was placed.

      5.2 Force Majeure. Miller and HPG shall be excused from performance of the purchase and supply provisions of this Agreement by reason of circumstances beyond their control, including, but not limited to, acts of God, disaster, fire, floods, the elements, lockouts, strikes, embargoes, governmental acts, wars (declared or undeclared) and riots. The party experiencing such force majeure shall provide prompt notice to the other party and its performance shall be excused during the existence of such force majeure. The party experiencing such force majeure shall use its best efforts to remove, rectify or correct such force majeure and if the force majeure extends for longer than eighteen (18) months, the other party shall have the option of terminating this Agreement upon written notice. If the force majeure prevents Miller from supplying Contract Goods to the Plant as set forth in this Agreement, then after nine (9) months of such force majeure, and during the continuance of such force majeure, Miller agrees to reimburse HPG for the difference in cost to HPG of Contract Goods required to be purchased by HPG for operation of the Plant and the cost of such Contract Goods as calculated under subsection 2.3.

6. INSPECTION RIGHTS OF HPG. During the term of this Agreement, HPG is hereby granted the rights to examine, at any time that the Mill is open, the Mill and the raw materials used to manufacture Contract Goods.

7. TRANSPORTATION. Miller will deliver Contract Goods to the Plant by truck which carrier shall meet the reasonable approval of HPG. Should HPG request deliveries by a mode other than truck, then HPG will reimburse Miller for the actual additional cost incurred by Miller because of the increase in transportation costs.

8. STORAGE. HPG has, at [Confidential Treatment Requested by New World Pasta Company], constructed storage at the HPG plant sufficient to hold [Confidential Treatment Requested by New World Pasta Company] of Contract Goods, single identity at a time. HPG agrees to use this capacity only for Miller produced products. The form and method of such


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construction was agreed to by and between Miller and HPG. At the termination or the expiration of this Agreement, HPG shall own, at no cost, the storage facility free and clear of any liens, claims or encumbrances.

8A. WHEAT STORAGE. Miller has constructed and will make available to HPG additional storage at the Mill sufficient to hold an additional [Confidential Treatment Requested by New World Pasta Company] of wheat (in addition to the current storage capacity of [Confidential Treatment Requested by New World Pasta Company]). HPG will pay Miller for the use of this additional storage (for each bushel HPG stores in excess of [Confidential Treatment Requested by New World Pasta Company]) a per bushel amount as follows:


          Year [Confidential Treatment Requested by New World Pasta Company] per bushel [Confidential Treatment Requested by New World Pasta Company]



      HPG's right to use of the storage is always dependent on (i) the [Confidential Treatment Requested by New World Pasta Company], and (ii) [Confidential Treatment Requested by New World Pasta Company].


9. GOVERNING LAW. The parties hereto acknowledge that this Agreement was made under, and shall be governed by, the laws of the State of California.


10. [Confidential Treatment Requested by New World Pasta Company]. For purposes of this Section 10, [Confidential Treatment Requested by New World Pasta Company] means the [Confidential Treatment Requested by New World Pasta Company] hereto together with [Confidential Treatment Requested by New World Pasta Company] for purpose of [Confidential Treatment Requested by New World Pasta Company] as described on Schedule B attached hereto, [Confidential Treatment Requested by New World Pasta Company]. In the event [Confidential Treatment Requested by New World Pasta Company], then [Confidential Treatment Requested by New World Pasta Company].


11. NOTICE. All notices under this Agreement shall be in writing and may be delivered by hand or sent by mail, courier or facsimile. Notices by mail shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, and shall be deemed delivered five (5) days after date of mailing. Notices sent by facsimile shall be deemed received on the day sent; provided that (i) the sender receives written confirmation that the facsimile has been sent, and (ii) the sender delivers a copy thereof to the other party by overnight courier. Notices by courier shall be deemed to have been received at the time of delivery or refusal of delivery as confirmed by the courier's records. Notices shall be sent to the parties at the addresses set forth below, or at such other addresses or persons as the party may from time to time designate by written notice to the other party:

        If to Miller:        Miller Milling Company
                             800 Grain Exchange Building
                             Minneapolis, Minnesota 55415
                             Attention: President


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        With copy to:        Michael L. Snow
                             3300 Norwest Center
                             Minneapolis, Minnesota 55402

        If to HPG:           Hershey Pasta & Grocery Group
                             100 Crystal A Drive
                             Hershey, Pennsylvania 17033
                             Attention: President

        With copy to:        Hershey Pasta & Grocery Group
                             100 Crystal A Drive
                             Hershey, Pennsylvania 17033
                             Attention: Vice President Finance

12. TERMS OF SALE. Except as otherwise provided in this Agreement or in any particular contract for the purchase and delivery of any particular quantity of Contract Goods, all sales of Contract Goods shall be governed by the Uniform Commercial Code.

13. BREACH OF AGREEMENT. In the event of any breach of this Agreement, the non- breaching party may avail itself of any remedies afforded it by law.

14. CONFIDENTIALITY. Both Miller and HPG hereby agree not to disclose to any third party (except financial institutions or professional personnel such as lawyers, accountants, and the like who are employed by the party hereto) the specific provisions of this Agreement.

15. ARBITRATION. In the event the parties are unable to agree upon the pricing of any products hereunder, the amount due for any delivery, or the quality of any delivery they shall identify a third party who shall determine such amount, and whose determination shall be binding upon the parties hereto, and further provided that if Miller and HPG shall be unable to agree upon the identity of such third party, said determination shall be made by a board of arbitration in accordance with the rules and regulations of the American Arbitration Association, and held in San Francisco or Los Angeles, California. The cost of said arbitration shall be divided between the parties so that the losing party shall pay to the prevailing party a portion of the cost of the prevailing party's attorneys' fees and costs which shall be equal to a percentage determined by dividing (i) the value of the award to the prevailing party by
(ii) the amount of the prevailing party's claim in the arbitration. The decision of the arbitrators shall be final and


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binding and entitled to recognition and enforcement by the courts of the United
States and by the courts of all states of the United States.

16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. It is recognized that HPG's willingness to enter this Agreement is based in part on its reliance on Miller's practices and reputation and that, therefore, this Agreement cannot be assigned, sold, or disposed of by Miller by contract or by law, without HPG's written consent.

17. SEVERABILITY. The determination that any portion or provision of this Agreement is invalid or unenforceable shall not affect the remaining portions or provisions hereof, unless such determination of invalidity relates to the essence or essential terms of this Agreement, in which event the entire Agreement shall become null and void.

18. COUNTERPARTS. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

19. INTEGRATION. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties including, but not limited to, the Agreement between HPG and Miller dated September 17, 1990, as amended by the Amendment to Agreement dated September 2, 1992, the letter agreement dated August 18, 1994 and the letter agreement dated April 9, 1997.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

WITNESS                                     MILLER MILLING COMPANY


/s/ Andrew Bauer                            By /s/  John C. Miller
---------------------------                    ---------------------------------
                                               Its President


WITNESS                                     HERSHEY PASTA & GROCERY GROUP


/s/  Mark E. Kimmel                         By /s/  Jay A. Carr
---------------------------                    ---------------------------------
                                               Its President


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